UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

MASSBANK CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

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IMPORTANT NOTICE FROM YOUR BOARD OF DIRECTORS

February 6, 2008

Dear Fellow Shareholder:

We will shortly be sending you a detailed proxy statement and WHITE proxy card for the 2008 annual meeting of MASSBANK’s stockholders. By now, you have probably learned that a dissident group, led by Lawrence Seidman, has filed a 13D with the intention of launching a hostile and costly proxy contest to take seats on your Board of Directors. The purpose of their proxy contest is to disrupt MASSBANK’s operations and force the sale of the company.

You will be receiving proxy solicitation materials from Seidman’s group seeking your vote to elect their slate of nominees to MASSBANK’s Board of Directors.

YOUR BOARD OF DIRECTORS VIGOROUSLY OPPOSES SEIDMAN’S

PROXY SOLICITATION AND STRONGLY URGES YOU NOT TO SIGN OR

RETURN ANY PROXY CARD SENT TO YOU BY SEIDMAN

Your Board of Directors recommends instead that you carefully review MASSBANK’s proxy statement, which will be mailed to you shortly, and that you demonstrate your support for your Board of Directors’ proposed nominees by SIGNING, DATING, AND MAILING the WHITE proxy card that will be mailed to you along with MASSBANK’s proxy statement.

Your Board of Directors, in spite of the distractions of this proxy contest, is committed to the continued enhancement of stockholder value, and believes MASSBANK and its stockholders will continue to realize the benefits of executing its business plan. Amidst turmoil elsewhere in the banking sector, MASSBANK has shown growth in earnings per share of more than 22% for the last two quarters and 11% for the past year. In addition, your stock price has increased 14% over the past year, book value is at an all time high and your annual dividend payment has increased for 21 consecutive years.

Thank you for your attention and cooperation. If you have any questions or need any assistance voting your shares, please contact William Rivers, Vice President of MASSBANK at (781) 942-8120.

On behalf of the Board of Directors:

Gerard H. Brandi

Chairman and CEO

IMPORTANT INFORMATION

MASSBANK Corp. (the “Corporation”) will file a proxy statement in connection with its 2008 annual meeting of stockholders. STOCKHOLDERS OF THE CORPORATION ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Corporation with the Securities and Exchange Commission (“SEC”) for free at the Internet website maintained by the SEC at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Corporation’s Internet website at www.massbank.com. The Corporation and its directors may be deemed to be participants in the solicitation of proxies. Information concerning these participants is found in the Corporation’s proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on March 16, 2007, and will be set forth in the proxy statement for its 2008 annual meeting of stockholders.